                                                                    EXHIBIT 25.2


                                    FORM T-1
===============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                               ------------------

                            STATEMENT OF ELIGIBILITY
                    UNDER THE TRUST INDENTURE ACT OF 1939 OF
                   A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                               ------------------

                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                                SECTION 305(b)(2)

                               ------------------

                     UNITED STATES TRUST COMPANY OF NEW YORK
               (Exact name of trustee as specified in its charter)

                New York                                       13-3818954
    (Jurisdiction of incorporation                          (I.R.S. employer
     if not a U.S. national bank)                         identification No.)

          114 West 47th Street                                 10036-1532
              New York, NY                                     (Zip Code)
         (Address of principal executive offices)




                               ------------------





                   APARTMENT INVESTMENT AND MANAGEMENT COMPANY
               (Exact name of obligor as specified in its charter)

                Maryland                                       84-1259577
     (State or other jurisdiction of                        (I.R.S. employer
      incorporation or organization)                       identification No.)

       1873 South Bellaire Street, 17th Fl.
                    Denver, CO                                    80222
     (Address of principal executive offices)                   (Zip Code)



                               ------------------
                       Senior Subordinated Debt Securities
                       (Title of the indenture securities)

                                     GENERAL


1.   GENERAL INFORMATION

     Furnish the following information as to the trustee:


     (a) Name and address of each examining or supervising authority to which it is subject.

             Federal Reserve Bank of New York (2nd District), New York, New York
                  (Board of Governors of the Federal Reserve System)
             Federal Deposit Insurance Corporation, Washington, DC
             New York State Banking Department, Albany, New York

     (b)Whether it is authorized to exercise corporate trust powers.

             The trustee is authorized to exercise corporate trust powers.

2.   AFFILIATIONS WITH THE OBLIGOR

     If the obligor is an affiliate of the trustee, describe each such affiliation.

             None

ITEMS 3., 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 AND 15:

     The Obligor is currently not in default under any of its outstanding securities for which United States Trust Company of New York is Trustee. Accordingly, responses to Items 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15 of Form T-1 are not required under General Instruction B.


16.  LIST OF EXHIBITS

     T-1.1      --       Organization Certificate, as amended, issued by the
                         State of New York Banking Department to transact business as a Trust Company, is incorporated by reference to Exhibit T-1.1 to Form T-1 filed on September 15, 1995 with the Commission pursuant to the Trust Indenture Act of 1939, as amended by the Trust
                         Indenture Reform Act of 1990 (Registration No.
                         33-97056).

     T-1.2      --       Included in Exhibit T-1.1 of this Statement of
                         Eligibility.

     T-1.3      --       Included in Exhibit T-1.1 of this Statement of
                         Eligibility.

16.  LIST OF EXHIBITS
     (cont'd)

     T-1.4      --       The By-Laws of United States Trust Company of New York,
                         as amended, is incorporated by reference to Exhibit
                         T-1.4 to Form T-1 filed on September 15, 1995 with the
                         Commission pursuant to the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990
                         (Registration No. 33-97056).

     T-1.6      --       The consent of the trustee required by Section 321(b)
                         of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990.

     T-1.7      --       A copy of the latest report of condition of the trustee
                         pursuant to law or the requirements of its supervising or examining authority.

NOTE

As of November 23, 1998, the trustee had 2,999,020 shares of Common Stock outstanding, all of which are owned by its parent company, U.S. Trust Corporation. The term "trustee" in ITEM 2., refers to each of United States Trust Company of New York and its parent company, U. S. Trust Corporation.

In answering ITEM 2. in this statement of eligibility as to matters peculiarly within the knowledge of the obligor or its directors, the trustee has relied upon information furnished to it by the obligor and will rely on information to be furnished by the obligor and the trustee disclaims responsibility for the accuracy or completeness of such information.

                               ------------------

Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, United States Trust Company of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 23rd day of November, 1998.

UNITED STATES TRUST COMPANY
         OF NEW YORK, Trustee


By:      /s/ John Guiliano
   -----------------------
        John Guiliano
        Vice President

                                                                   EXHIBIT T-1.6

          The consent of the trustee required by Section 321(b) of the Act.

                     United States Trust Company of New York
                              114 West 47th Street
                               New York, NY 10036


January 7, 1997



Securities and Exchange Commission
450 5th Street, NW
Washington, DC  20549

Gentlemen:

Pursuant to the provisions of Section 321(b) of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, and subject to the limitations set forth therein, United States Trust Company of New York ("U.S. Trust") hereby consents that reports of examinations of U.S. Trust by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.




Very truly yours,


UNITED STATES TRUST COMPANY
         OF NEW YORK




By:  /s/Gerard F. Ganey
   ---------------------
     Gerard F. Ganey
     Senior Vice President


                                                                   EXHIBIT T-1.7

                     UNITED STATES TRUST COMPANY OF NEW YORK
                       CONSOLIDATED STATEMENT OF CONDITION
                               September 30, 1998
                                ($ IN THOUSANDS)

ASSETS
Cash and Due from Banks                      $  339,287

Short-Term Investments                          161,493

Securities, Available for Sale                  563,176

Loans                                         1,954,456
Less:  Allowance for Credit Losses               16,860
                                             ----------
      Net Loans                               1,937,596
Premises and Equipment                           58,809
Other Assets                                    120,308
                                             ----------
      TOTAL ASSETS                           $3,180,669
                                             ==========

LIABILITIES
Deposits:
      Non-Interest Bearing                   $  646,593
      Interest Bearing                        1,838,108
                                             ----------
         Total Deposits                       2,484,701

Short-Term Credit Facilities                    375,849
Accounts Payable and Accrued Liabilities        142,513
                                             ----------
      TOTAL LIABILITIES                      $3,003,063
                                             ==========
STOCKHOLDER'S EQUITY
Common Stock                                     14,995
Capital Surplus                                  49,541
Retained Earnings                               109,648
Unrealized Gains on Securities
     Available for Sale (Net of Taxes)            3,422
                                             ----------

TOTAL STOCKHOLDER'S EQUITY                      177,606
    TOTAL LIABILITIES AND
     STOCKHOLDER'S EQUITY                    $3,180,669
                                             ==========

I, Richard E. Brinkmann, Senior Vice President & Comptroller of the named bank do hereby declare that this Statement of Condition has been prepared in conformance with the instructions issued by the appropriate regulatory authority and is true to the best of my knowledge and belief.

Richard E. Brinkmann, SVP & Controller

November 2, 1998